SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2006

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-11230	41-0749934
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7201 Metro Boulevard

Minneapolis, MN 55439

(Address of principal executive offices including Zip Code)

(952) 947-7000

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01       Entry into a Material Definitive Agreement

On January 10, 2006, Regis Corporation (“Regis”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Alberto-Culver Company (“Alberto-Culver”), Sally Holdings, Inc., a wholly-owned subsidiary of Alberto-Culver (“Spinco”), Roger Merger Inc., a direct, wholly-owned subsidiary of Regis (“Merger Sub”), and Roger Merger Subco LLC, a direct, wholly-owned subsidiary of Regis (“Subco”).  In connection with the Merger Agreement, Regis entered into a support agreement (the “Support Agreement”) dated as of January 10, 2006 with certain of Alberto-Culver’s stockholders (the “Shareholders”).

In connection with the transactions contemplated by the Merger Agreement, on January 10, 2006, Alberto-Culver and Spinco entered into a Separation Agreement, a Tax Allocation Agreement and an Employee Matters Agreement.  Under the terms of the Separation Agreement, Alberto-Culver will distribute all of the outstanding shares of Spinco to the stockholders of Alberto-Culver immediately prior to the consummation of the Merger (as defined below).  The Separation Agreement, Tax Allocation Agreement and Employee Matters Agreement have been filed as exhibits to a report on Form 8-K filed by Alberto-Culver on the date hereof (which Form 8-K is expressly not incorporated by reference herein).  All shareholders of Regis are urged to read the Merger Agreement, the Separation Agreement, the Tax Allocation Agreement and the Employee Matters Agreement carefully to understand the rights and obligations of the parties under those agreements.  The representations, warranties, covenants and agreements contained in the Merger Agreement, the Separation Agreement, the Tax Allocation Agreement and the Employee Matters Agreement are solely for the benefit of the parties thereto or the intended third party beneficiaries thereof, may represent an allocation of risk between the parties, are not necessarily statements of facts, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between or among the parties thereto.

Also on January 10, 2006, Regis entered into an employment agreement, an executive severance agreement and amendments to certain existing employment and deferred compensation agreements with certain employees.

Merger Agreement

The Merger Agreement provides that Merger Sub will merge with and into Spinco (the “Merger”), with Spinco being the surviving corporation (the “Surviving Corporation”).  The Merger will occur immediately after the pro rata distribution of all the issued and outstanding common stock of Spinco (the “Spinco Common Stock”) to the stockholders of Alberto-Culver (the “Distribution”) pursuant to the terms and conditions of the Separation Agreement.  At the effective time of the Merger, each issued and outstanding share of Spinco Common Stock (other than treasury shares or shares owned by Regis) will be converted into the right to receive 0.600 fully paid and nonassessable shares of common stock, par value $0.05, of Regis (“Regis Common Stock”).  All outstanding Spinco stock options (which will have been converted from Alberto-Culver stock options pursuant to the Employee Matters Agreement) will be converted into options to purchase Regis Common Stock.  Immediately following the consummation of the Merger, Alberto-Culver’s stockholders will hold approximately 54.5% of the Regis Common Stock, and the shareholders of Regis immediately prior to the Merger will hold the remaining 45.5% of the Regis Common Stock.  Immediately following the Merger, the Surviving Corporation will merge with and into Subco, with Subco being the surviving entity.

The Merger Agreement provides that, following the Merger, Paul D. Finkelstein, the President and Chief Executive Officer of Regis, will remain in that role and step down as Chairman of the Regis board of directors and Howard B. Bernick, currently the Chief Executive Officer of Alberto-Culver, will become the non-executive Chairman of the Regis board of directors.  The Merger Agreement also provides that, following the Merger, Regis will have a ten member board of directors, which will consist of three persons named by Alberto-Culver (Howard B. Bernick, Sam J. Susser and John A. Miller, or their replacements if they are unable or unwilling to serve as members of the Regis board), one person to be named prior to the closing of the Merger by the Shareholders, four persons named by Regis (Paul D. Finkelstein, Rolf F. Bjelland, Van Zandt Hawn and Susan S. Hoyt, or their replacements if they are unable or unwilling to serve as members of the Regis board), and two persons to be mutually selected by Alberto-Culver and Regis prior to the closing.  Three of the persons named by Alberto-Culver and the Shareholders (subject to certain exceptions), three of the persons names by Regis and both persons mutually selected shall be “independent” of Regis within the meaning of the rules of The New York Stock Exchange.  The Merger Agreement also provides that Regis will take all actions necessary to adopt an amendment to its Restated Articles of Incorporation, which will provide for certain governance arrangements with respect to the Regis board of directors for a period ending immediately after the 2007 annual meeting of Regis, which is expected to take place in October of that year.

The Merger Agreement provides that, at the consummation of the Merger, Regis and the Shareholders will enter into a shareholders agreement (the “Shareholders Agreement”), pursuant to which, among other things, Regis will agree that following the consummation of the Merger the Shareholders shall be entitled to nominate for election one of the directors of Regis until the earlier of such time as they cease to own 5% of the outstanding Regis Common Stock (calculated in accordance with the Shareholders Agreement) or the fifth anniversary of the Merger, subject to certain conditions.  The Shareholders Agreement will also provide the Shareholders with certain registration rights in respect of the Regis Common Stock acquired by them in the Merger.

The parties have made customary representations, warranties, and covenants in the Merger Agreement, including, among others, covenants to conduct the businesses of Regis and Spinco in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, and covenants not to engage in certain kinds of transactions during such period.  Alberto-Culver makes customary covenants (i) to cause a stockholder meeting to be held to consider the approval of the transactions contemplated by the Merger Agreement, (ii) not to solicit alternate transactions and (iii) subject to certain exceptions, that the board of directors of Alberto-Culver shall recommend to Alberto-Culver stockholders the approval of the transactions contemplated by the Merger Agreement and that Alberto-Culver shall not enter into discussions or negotiations concerning alternative transactions.  Regis also makes customary covenants to (i) cause a shareholder meeting to be held to consider the approval of the issuance of additional shares of Regis Common Stock in connection with the Merger (the “Regis Share Issuance”), and the amendment to Regis’s Articles of Incorporation as set forth in the Merger Agreement (the “Regis Charter Amendment”), (ii) not to solicit alternate transactions and (iii) subject to certain exceptions, that the Board of Directors of Regis shall recommend to Regis shareholders the approval of the Merger Agreement, the Merger, the Regis Share Issuance, and the Regis Charter Amendment, and that Regis shall not shall not enter into discussions or negotiations concerning alternative transactions.  Alberto-Culver has also agreed that, for 30 months following the Merger, it will not engage in certain activities that compete with the business of Spinco, subject to certain exceptions as described in the Merger Agreement.

Consummation of the Merger is subject to various conditions, including, among others, (i) the approval by Regis shareholders of the Regis Share Issuance and the Regis Charter Amendment, (ii) the approval of Alberto-Culver stockholders of the transactions contemplated by the Merger Agreement, (iii) absence of legal impediments prohibiting consummation of the Merger, (iv) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and receipt of other applicable antitrust approvals, (v) the approval for listing on The New York Stock Exchange of the shares of Regis Common Stock to be issued in the Merger and to be reserved for issuance upon exercise of certain options, (vi) the declaration of effectiveness by the Securities and Exchange Commission of the Form S-4 in connection with the Merger, (vii) the consummation of the Distribution, (viii) the receipt of a private letter ruling from the Internal Revenue Service and an opinion of Alberto-Culver’s counsel regarding the tax-free nature of the Distribution, (ix) subject to certain exceptions, the accuracy of representations and warranties of the parties, (x) performance of agreements and covenants required to be performed by Alberto-Culver and Regis under the Merger Agreement at or prior to consummation of the Merger, (xi) receipt of customary tax opinions by Alberto-Culver and Regis regarding the tax-free nature of the transaction, and (xii) the absence of any material adverse effect (as defined in the Merger Agreement) on Spinco or Regis.

The Merger Agreement contains certain termination rights for each of Alberto-Culver and Regis, and further provides that, upon termination of the Merger Agreement, a termination fee may be payable under specified circumstances, including (i) if either Alberto-Culver or Regis terminates to accept a superior proposal (as described in the Merger Agreement), a fee of $50 million payable by the terminating party and (ii) generally if the board of directors of either party changes its recommendation of the transactions and the other party terminates, a fee of $50 million payable by the non-terminating party.

The Merger Agreement provides that (i) Regis will bear all of its own expenses and (ii) Spinco will bear two-thirds and Alberto-Culver will bear one-third of the expenses of Alberto-Culver and Spinco; however, the amount equal to two-thirds of the combined expenses of Alberto-Culver and Spinco that Spinco must bear cannot exceed $18 million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Support Agreement

The Support Agreement provides, among other things, that the Shareholders will vote their shares of common stock of Alberto-Culver (“Alberto-Culver Common Stock”) in favor of the transactions contemplated by the Merger Agreement and against any third party acquisition proposal.  The obligations referred to in the preceding sentence are conditioned on the board of directors of Alberto-Culver continuing to recommend that stockholders of Alberto-Culver vote in favor of the transactions contemplated by the Merger Agreement and the Merger Agreement not having been terminated.

The Shareholders have also agreed to restrictions on their ability to transfer their shares of Alberto-Culver Common Stock, subject to certain exceptions.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

New Compensation Agreements and Amendments

On January 10, 2006, prior to the execution of the Merger Agreement, Regis entered into an employment agreement with Paul D. Finkelstein (the “Finkelstein Agreement”) and an executive severance agreement with Randy L. Pearce (the “Pearce Agreement”).  The Finkelstein Agreement by its terms will become effective on the day following the effective time of the Merger.  The Pearce Agreement was effective upon its execution.  Among other things, the Finkelstein Agreement and the Pearce Agreement provide for the termination of all existing change in control and other severance provisions applicable to Mr. Finkelstein and Mr. Pearce, respectively, subject to certain exceptions described in the respective agreements.  Also among other things, the Finkelstein Agreement provides that on the effective date of the Finkelstein Agreement Regis will issue to him 125,000 shares of restricted stock that vest ratably over five years.

The foregoing description of the Finkelstein Agreement is qualified in its entirety by reference to the Finkelstein Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.  The foregoing description of the Pearce Agreement is qualified in its entirety by reference to the Pearce Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Also on January 10, 2006 and prior to the execution of the Merger Agreement, Regis entered into amendment agreements (the “Amendment Agreements”) with Mr. Finkelstein, Mr. Pearce, Myron Kunin, Gordon B. Nelson and Mark Kartarik, as well as with other executive officers of Regis.  The Amendment Agreements provide for the amendment of employment and deferred compensation agreements (or, with respect to Myron Kunin, a compensation and non-competition agreement) to provide that the Merger and the related transactions will not constitute a change in control for purposes of those agreements.  As consideration to each employee (other than Mr. Kunin and Mr. Finkelstein) who is a party to an Amendment Agreement for entering into that agreement, if the employment of that employee is terminated under certain circumstances within a specified period (between two and four years after the closing of the Merger), the Amendment Agreement provides for payment of an amount equal to a multiple of, depending on the employee, one, one-and-a-half, or two times the sum of the employee’s base salary and highest bonus received in the preceding 36 months.  Each of Messrs. Pearce, Nelson and Kartarik is entitled to the longest time period and the highest multiple described in the previous sentence.  The consideration to Mr. Kunin for entering into his Amendment Agreement is a one-time payment of $20,000 in the event of a qualifying employment termination within two years after the closing of the Merger.  The consideration to

Mr. Finkelstein for entering into his Amendment Agreement was the entering into of the Finkelstein Agreement.

The foregoing description of the Amendment Agreements is qualified in its entirety by reference to the Amendment Agreement of Mr. Kunin, which is filed as Exhibit 10.4 hereto, the Amendment Agreement of Mr. Finkelstein, which is filed as Exhibit 10.5 hereto, and the form of Amendment Agreement for other executive officers referred to above, which is filed as Exhibit 10.6 hereto, all of which are incorporated herein by reference.

Item 1.02       Termination of Material Definitive Agreement

See Item 1.01 for a description of the Finkelstein Agreement and the Pearce Agreement, which agreements by their terms terminated certain existing agreements between Regis and Mr. Finkelstein and Mr. Pearce, respectively.

Section 3 - Securities and Trading Markets

Item 3.03       Material Modifications to Rights of Security Holders

In connection with the Merger, Regis amended the rights agreement, dated as of December 23, 1996, between Regis and Wells Fargo Bank, N.A., as successor to Norwest Bank Minnesota, N.A. (the “Rights Agreement”), to provide generally that the entering into of the Merger Agreement and the consummation of the Merger and the related transactions would not cause a “Share Acquisition Date” or a “Distribution Date” (as those terms are defined in the Rights Agreement) to occur and would not cause Alberto-Culver, Spinco or any of their affiliates or associates to be an “Acquiring Person” (as that term is defined in the Rights Agreement).  In connection with this amendment, Regis filed an amended registration statement on Form 8-A/A on January 12, 2006, which is incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 for a description of the directors of Regis immediately following the Merger.  At the time of the Merger it is contemplated that all the directors of Regis other than the Regis nominees described above will leave the board of directors of Regis.

***

This material is not a substitute for the registration statement that Regis will file with the Securities and Exchange Commission (“SEC”) in connection with the transaction, or the joint proxy statement/prospectus to be mailed to Regis shareholders and Alberto-Culver stockholders.  Investors are urged to read the joint proxy statement/prospectus which will contain important information, including detailed risk factors, when it becomes available.  The joint proxy statement/prospectus and other documents which will be filed by Regis and Alberto-Culver will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Alberto-Culver, 2525 Armitage

Avenue, Melrose Park, IL, 60160, Attention: Investor Relations; or by directing a request when such a filing is made to Regis Corporation, 7201 Metro Boulevard, Minneapolis, MN, 55439, Attention: Investor Relations.

Item 9.01       Financial Statements and Exhibits.

(c)   Exhibits:

Exhibit No.	Document

2.1	Agreement and Plan of Merger, dated as of January 10, 2006, among Regis Corporation, Alberto-Culver Company, Sally Holdings, Inc., Roger Merger Inc. and Roger Merger Subco LLC.

10.1	Support Agreement, dated as of January 10, 2006, between Regis Corporation and the Stockholders of Alberto-Culver Company listed on the signature page thereto.

10.2	Employment Agreement, dated as of January 10, 2006, between Regis Corporation and Paul D. Finkelstein.

10.3	Executive Severance Agreement, dated as of January 10, 2006, between Regis Corporation and Randy L. Pearce.

10.4	Amendment Agreement, dated as of January 10, 2006, between Regis Corporation and Myron Kunin.

10.5	Amendment Agreement, dated as of January 10, 2006, between Regis Corporation and Paul D. Finkelstein.

10.6	Form of Amendment Agreement between Regis Corporation and certain executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION
(Registrant)

Dated: January 13, 2006	By:	/s/ Eric Bakken
	Name:	Eric Bakken
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Document

2.1	Agreement and Plan of Merger, dated as of January 10, 2006, among Regis Corporation, Alberto-Culver Company, Sally Holdings, Inc., Roger Merger Inc. and Roger Merger Subco LLC.

10.1	Support Agreement, dated as of January 10, 2006, between Regis Corporation and the Stockholders of Alberto-Culver Company listed on the signature page thereto.

10.2	Employment Agreement, dated as of January 10, 2006, between Regis Corporation and Paul D. Finkelstein.

10.3	Executive Severance Agreement, dated as of January 10, 2006, between Regis Corporation and Randy L. Pearce.

10.4	Amendment Agreement, dated as of January 10, 2006, between Regis Corporation and Myron Kunin.

10.5	Amendment Agreement, dated as of January 10, 2006, between Regis Corporation and Paul D. Finkelstein.

10.6	Form of Amendment Agreement between Regis Corporation and certain executive officers.